EXHIBIT 23.1


                       CONSENT OF INDEPENDANT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement (No. 333-128547) on Form S-3/A of Gasco Energy, Inc. of our report dated March 15, 2005 relating to the financial statements of Gasco Energy, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2004, and our report dated April 29, 2005 relating to management's report on the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Gasco Energy, Inc., which appears in Gasco Energy, Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004.

Our report dated April 29, 2005 expressed an opinion that Gasco Energy, Inc. had not maintained effective internal control over financial reporting as of December 31, 2004, based on "criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO)."

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Hein & Associates LLP
Denver, Colorado
October 26, 2005